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                                                                      EXHIBIT 12

                            AMERICAN AIRLINES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

                                                                             Three Months Ended March 31,
                                                                            ------------------------------
                                                                              2001                  2000
                                                                            --------              --------
  Earnings:
     Earnings (loss) before income taxes                                    $    (44)             $    181

     Add:  Total fixed charges (per below)                                       286                   263

     Less:  Interest capitalized                                                  39                    36
                                                                            --------              --------
        Total earnings                                                      $    203              $    408
                                                                            ========              ========

  Fixed charges:
     Interest                                                               $     87              $     70

     Portion on rental expense representative of the interest factor             198                   193

     Amortization of debt expense                                                  1                    --
                                                                            --------              --------
        Total fixed charges                                                 $    286              $    263
                                                                            ========              ========

  Ratio of earnings to fixed charges                                              --                  1.55
                                                                            ========              ========

  Coverage deficiency                                                       $     83                    --
                                                                            ========              ========